Exhibit 10.2

CRAIG PROMENADE

LAS VEGAS, NEVADA

REINSTATEMENT AND SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”), dated as of September 29, 2010, is made by and between TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) and 525, 605, 655, 675, 715, 725, 755, 775 & 785 WEST CRAIG ROAD HOLDINGS, LLC, a Maryland limited liability company (“Seller”).

RECITALS:

A. Purchaser and Seller heretofore entered into a Purchase and Sale Agreement dated as of August 16, 2010, as amended by that First Amendment to Purchase and Sale Agreement dated as of September 1, 2010 (collectively, the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase that certain property and improvements commonly known as Craig Promenade and located at 655 W. Craig Road, North Las Vegas, Clark County, Nevada 89032, and being more particularly described in the Agreement.

B. Purchaser terminated the Agreement pursuant to a letter dated as of September 10, 2010.

C. Purchaser and Seller now desire to mutually reinstate, amend and modify the Agreement as more particularly set forth herein. All capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, for and in exchange of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree to amend the Agreement as follows:

1. The Agreement is hereby reinstated, ratified and confirmed in all respects, as modified by this Amendment.

2. Section 2.1 of the Agreement is hereby modified to provide that the Purchase Price is Twelve Million Eight Hundred Thousand and No/100 Dollars ($12,800,000.00).

3. Section 3.1 of the Agreement is hereby modified to provide that the Title/Survey Period and the Due Diligence Period have both expired, and there are no Title Objections or Survey Objections which Seller has agreed to cure. Upon execution of this Amendment: (i) the Initial Deposit of One Hundred Thousand and No/100 Dollars ($100,000,00) shall in all events

REINSTATEMENT AND SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT

be non-refundable (i.e., Purchaser shall have no right to receive a return of the Initial Deposit even if it would otherwise be refundable pursuant to the provisions of Section 6.1, Section 9, Section 10.1, Section 10.4 or other section of the Agreement) and the Title Company shall be authorized to deliver the Initial Deposit to Seller upon the earlier of Closing or a termination of the Agreement as amended hereby; and (ii) Purchaser shall deposit with the Title Company the Due Diligence Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) to be held as the Deposit. The Due Diligence Deposit is non-refundable, subject only to the provisions of Section 6.1, Section 9, Section 10.1 and Section 10.4 of the Agreement.

4. Section 2.4 of the Agreement is hereby modified to provide that the Closing Date is October 29, 2010.

5. Purchaser may elect to extend the Closing Date to November 30, 2010 (the “Extended Closing Date”) by: (i) delivering written notice of such extension to Seller not later than October 22, 2010 (the “Extension Notice”); and (ii) depositing an additional Two Hundred Thousand and No/100 Dollars ($200,000.00) with the Title Company on the date of the Extension Notice (the “Closing Date Extension Deposit”) to be held as part of the Deposit. Once posted, the Closing Date Extension Deposit shall be non-refundable, subject only to the provisions of Section 6.1, Section 9, Section 10.1 and Section 10.4 of the Agreement. If Purchaser fails to timely deliver the Extension Notice or deposit the Closing Date Extension Deposit, time being of the essence, then Purchaser’s extension option shall be null and void.

6. Section 3.7 of the Agreement is hereby modified to provide that all Contracts listed on Schedule 3.7 of the Agreement will be Assumed Contracts.

7. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, and all counterparts shall constitute one agreement. This Amendment may be executed by facsimile transmission or pdf and each of the parties shall deliver hard copies of this Amendment to the other upon request.

[Signature pages attached]

REINSTATEMENT AND SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, Purchaser and Seller have executed this Amendment as of the date first set forth above.

SELLER:

655, 675, 715, 725, 755, 775 & 785 WEST CRAIG ROAD HOLDINGS, LLC a Maryland limited liability company

By:	Bank of America, N.A. as successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the “Trust”), sole member

	By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer to the Trust

		By:	/s/ Michael J. McGregor
		Name:	Michael J. McGregor
		Title	Vice President

REINSTATEMENT AND SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT

PURCHASER:

TNP ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Anthony Thompson
Name:	Anthony Thompson
Title:	CEO

REINSTATEMENT AND SECOND AMENDMENT

TO PURCHASE AND SALE AGREEMENT